Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Paul Surdez (investors) - 336-436-5076
Investor@labcorp.com

Pattie Kushner (media) - 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Covance Announces Mobile Health Solutions to Support Use of Mobile Technology in Clinical Trials
Regulatory Consulting and Validation Services Enable Drug Development Innovation
BURLINGTON, N.C. - March 14, 2016 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH) today announced that Covance Drug Development (Covance) has launched Mobile Health Solutions, a suite of new capabilities designed to help biopharmaceutical and technology companies navigate the rapidly evolving mobile health landscape. Covance’s Mobile Health Solutions suite provides regulatory consulting and validation services to help companies certify the accuracy and consistency of mobile devices and applications for use in clinical trials.
“Mobile technology is changing the way patients interact with their healthcare providers, and clinical trials must adapt as well,” said Deborah Keller, Chief Executive Officer of Covance. “Covance has the expertise and scale to help our partners evaluate which apps and devices will be most effective, will generate the most consistent and reliable data and will be easy for patients to use.”
Mobile health devices and apps may be used in a variety of ways to help enhance patient access, produce longitudinal data measurements and generate more powerful data analytics, which all contribute to innovative clinical research. However, the use of mobile technologies requires a clear understanding of rapidly evolving regulations and emerging new devices. Covance regulatory experts help clients determine pathways for mobile health validation, registration and approval for use in clinical trials, and Covance’s network of early phase development clinics provides necessary environmental controls and robust biometric analysis to drive reliable device and app validation.
“Covance is committed to helping clients leverage mobile technology to improve the success of clinical trials and enhance the patient experience,” added Keller. “Our Mobile Health Solutions support our strategic vision to improve health and improve lives through the use of technology-enabled solutions that enhance the drug-development process and can reduce the time and cost of trials.”
For more information about Covance’s Mobile Health Solutions, visit Covance.com.
About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With net revenue in excess of $8.5 billion in 2015 and more than 50,000 employees in approximately 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2016 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.